UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 21, 2012

Bank of the Ozarks, Inc.

(Exact name of registrant as specified in its charter)

Arkansas	333-27641	71-0556208
(State of incorporation or other jurisdiction)	(Commission File Number)	(IRS Employer Identification No.)

17901 Chenal Parkway, Little Rock, Arkansas		72223
(Address of principal executive offices)		(Zip Code)

(501) 978-2265

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 (b), (c) and (e) – Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of a Director. On August 21, 2012, Mr. Kennith Smith, 81, notified the Company of his decision to (i) retire from service as a director of the Company and its bank subsidiary upon the completion of his current term and (ii) not stand for re-election to the Company’s or its bank subsidiary’s Boards of Directors at the Company’s and Bank’s 2013 annual shareholders’ meetings. Mr. Smith has served as a director of the Company and/or its bank subsidiary since 1977. Mr. Smith will continue to serve as a director and as a member of the Personnel and Compensation Committee for both the Company and its bank subsidiary until the Company’s 2013 annual shareholders’ meeting.

Appointment of Chief Lending Officer. On August 21, 2012, the Board of Directors of the Company appointed Dan Thomas, 50, to the newly created position of Chief Lending Officer for both the Company and its bank subsidiary and designated such position as an executive officer position. Prior to his appointment as Chief Lending Officer, since 2003 Mr. Thomas has served as President of the Real Estate Specialties Group of the Company’s subsidiary bank. Mr. Thomas will also continue to serve in that capacity. The Real Estate Specialties Group underwrites and services most of the larger, more complex real estate lending transactions of the Company’s bank subsidiary.

Amendment to the 401(k) Retirement Savings Plan. On August 21, 2012, the Board of Directors of the Company approved the Fourth Amendment (the “Fourth Amendment”) to the Company’s 401(k) Retirement Savings Plan (the “401(k) Plan”) whereby the 401(k) Plan was amended (i) to make it a Safe-Harbor Cost or Deferral Arrangement (“Safe-Harbor CODA”) and (ii) to make certain technical corrections to the 401(k) Plan document. As a result of these amendments, (i) certain key employees, including each of the Company’s named executive officers, will be eligible to begin making salary deferrals into the 401(k) Plan beginning January 1, 2013, (ii) the 401(k) Plan will not be subject to any provisions of the Average Deferral Percentage test described in Internal Revenue Code (the “Code”) section 401(k)(3) or the Average Contribution Percentage test described in Code section 401(m)(2), (iii) the basic matching contribution will equal (a) 100% of the amount of the employee’s deferrals that do not exceed 3% of the employee’s compensation for the year plus (b) 50% of the amount of the employee’s elective deferrals that exceed 3% but do not exceed 5% of the employee’s compensation for the year, and (iv) all employer matching contributions made under the provisions of the Safe-Harbor CODA will become non-forfeitable.

The foregoing summary is qualified in its entirety by reference to the full text of the Fourth Amendment, the form of which is attached hereto as Exhibit 10.1(a) and incorporated herein by reference.

Amendment to the 2009 Restricted Stock Plan and the Form of Notice of Grant of Restricted Stock and Award Agreement. On August 21, 2012, the Board of Directors of the Company approved an amendment to the Company’s 2009 Restricted Stock Plan (the “RS Plan”) to make certain technical corrections to the RS Plan regarding the method of tax withholding available to recipients of restricted stock under the plan. Additionally, each outstanding Form of Notice of Grant of Restricted Stock and Award Agreement (the “Award Agreement”) for each currently outstanding restricted stock grant, including restricted stock grants to each of the Company’s named executive officers, was amended to conform the method of tax withholding options provided by the Award Agreements to the method of tax withholdings options provided by the RS Plan.

The foregoing summary is qualified in its entirety by reference to the full text of the 2009 Restricted Stock Plan, as amended, a copy of which is attached hereto as Exhibit 10.1(b)(i) and incorporated herein by reference, and the amended and revised Form of Notice of Grant of Restricted Stock and Award Agreement, a copy of which is attached hereto as Exhibit 10.1(b)(ii) and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit

10.1 (a)	Fourth Amendment to Bank of the Ozarks, Inc. 401(k) Retirement Savings Plan, adopted on August 21, 2012.

10.1 (b)(i)	Bank of the Ozarks, Inc. 2009 Restricted Stock Plan, as amended on August 21, 2012.

10.1 (b)(ii)	Form of Notice of Grant of Restricted Stock and Award Agreement, as amended on August 21, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BANK OF THE OZARKS, INC. (Registrant)

Date: August 23, 2012	/s/ Greg McKinney
Greg McKinney
Chief Financial Officer
and Chief Accounting Officer

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